HIGHLAND BUSINESS SERVICES, INC.

September 12, 2011

To: Rod Place, President

RiteWire Inc.

3202 W. March Lane, Suite C

Stockton, CA 95219

From: Highland Business Services, Inc.

201 Avenida Fabricante, Suite 100

San Clemente, CA 92672

Subject: Rescission of Acquisition Agreement and Plan of Merger and any Addendums (“Merger Agreement”) by and among Highland Business Services, Inc., Highland Sub Co, and RiteWire Inc. (together the “Parties”)

Dear Mr. Place,

This letter serves as notification that the Parties have mutually agreed to terminate the Merger Agreement dated May 2, 2011. The board of directors of each Party has unanimously approved the execution, delivery and performance of this Rescission Letter Agreement and the transactions contemplated by this letter.

Pursuant to this letter, the Parties hereby terminate the Merger Agreement and abandon the Merger by mutual consent pursuant to Section 6.1 of the Merger Agreement. As a result of such termination, the Merger Agreement is henceforth void and of no effect, without any liability on the part of the Parties or their affiliates, directors, officers, or stockholders.

In witness whereof, the undersigned have caused this agreement to be duly executed and delivered as of the date first above written.

HIGHLAND BUSINSESS SERVICES, INC.

By:	/S/ Wright Thurston
Name: Wright Thurston, President

HIGHLAND SUB CO

By:	/S/ Wright Thruston
Name: Wright Thurston, President

RITEWIRE, INC.

By:	/S/ Rod Place
Name: Rod Place, President

1 of 1